Exhibit 10.20

Lease Agreement

THIS LEASE AGREEMENT (this “Lease”) is made and entered into on this 17th day of December, 2004, by and between Red Rock Partners, LLC, a Kentucky limited liability company whose address is 2718 Uhls Road, Franklin Kentucky 42134, hereinafter referred to as “LESSOR”, and CWI, INC., a Kentucky corporation, hereinafter referred as “LESSEE” whose address is 650 Three Springs Road, Bowling Green, KY 42104.

Witnesseth:

                WHERAS, the LESSOR is the owner of certain real property (hereinafter sometimes referred to as the “Real Property”) located at the intersection Page Drive and Highway 100, Franklin, Simpson County, Kentucky, more particularly described in Exhibit “A” which is attached hereto and made a part hereof by reference, and all improvements located on the Real Property, including, without limitation, the building (the “Building”) outlined on the site plan attached hereto as Exhibit “A-1” (the Real Property, the Building and all other improvements now or hereafter existing on the Real Property are sometimes referred to herein, collectively, as the “Property”);

WHERAS, the LESSOR proposes to complete renovations to the Property by making certain improvements to the Property and the Building so that it will be suitable by LESSEE for the uses contemplated by this Lease all in accordance with the specifications set forth in Exhibit “B” attached hereto and made a part hereof by reference (hereinafter the “LESSOR’S Work”); and

WHERAS, the LESSOR desires to lease a portion of the Property during the Preliminary Term (as defined below) and the entire Property during the New Term (as defined below) and LESSEE desires to lease a portion of the Property during the Preliminary Term and the entire Property during the New Term pursuant to the terms and conditions of this Lease.

NOW, THEREFORE, in consideration of the rents to be paid by the LESSEE to the LESSOR as hereinafter provided, and the covenants and agreements hereinafter set forth, to be kept and performed by both parties hereto, the LESSOR does hereby let, demise and lease the Premises (as defined below) unto the LESSEE for the Term and LESSOR hereby grants to LESSEE, its customers, guests, invitees, employees, agents and licensees all easements, rights and privileges appurtenant thereto, under the following terms and conditions:

1.               PREMISES.  During the Preliminary Term the “Premises” (herein so called) shall consist of that portion of the Real Property identified on the Site Plan as the “Initial Premises” and that portion of the Building consisting of approximately 175,000 square feet and identified on the floor plan (the “Floor Plan”) attached hereto as Exhibit “A-2” as the Initial Premises”.  Effective as of the date (the “New Term Commencement Date”) which is the later to occur of (a) February 1, 2008 or (b) the date upon which LESSOR delivers the Additional Premises to LESSEE in the condition required herein and continuing through the remainder of the Term, the Premises shall also consist of that portion of the Real Property identified on the Site Plan as the “Additional Premises” and that portion of the Building identified on the Floor Plan as the “Additional Premises”.  The portion of the Property identified on the Site Plan and the Floor Plan as the Initial Premises and the Additional Premises shall, collectively, constitute the entire Property.  LESSOR represents and warrants that the Building consists of approximately 250,000 square feet and the Real Property consists of approximately 33 acres.

2.               LEASE TERM.  The primary term (the “Primary Term”) of this Lease (a) shall commence on the date (the “Commencement Date”) which is the later to occur of (i) February 15, 2005 or (ii) the date upon which LESSOR substantially completes LESSOR’S Work and delivers the Premises to

                        LESSEE in substantially the condition required herein and (b) shall end at midnight on the last day of the twentieth (20th) Lease Year (as defined below) following the Commencement Date.  The Primary Term shall consist of a preliminary term (the “Preliminary Term”) commencing on the Commencement Date and ending at midnight on the last day of the third (3rd) Lease Year and a new term (the “New Term”) commencing on the New Term Commencement Date and ending upon the expiration of the Primary Term.  Notwithstanding anything to the contrary contained herein, (a) in the event the Commencement Date has not occurred by February 15, 2005, Lessee shall receive two (2) days free rent for each day after February 15, 2005 until the Commencement Date occurs and (b) in the event the Commencement Date has not occurred by March 1, 2005,  LESSEE shall have the right to extend the Commencement Date to November 1, 2005, in which event the free rent in (a ) above shall be limited to a total of twenty-six (26) days.  In the event LESSEE accepts possession of the Premises prior to February 15, 2005, the Commencement Date shall be the date upon which the LESSEE accepts possession.  For purposes of this Lease, a “Lease Year” shall be defined as those consecutive twelve (12) month periods during the Primary Term or any Extension Term ( as defined below), with the first Lease Year commencing on the Commencement Date and each subsequent Lease Year commencing on the annual anniversary thereof.  Upon the establishment of the Commencement Date, LESSOR and LESSEE shall execute a form of Commencement Agreement acknowledging and agreeing to the Commencement Date.

3.               EXTENSIONS.  LESSEE shall have the option of extending this Lease for two (2) additional terms (hereinafter, collectively referred to as the “Extension Terms”, or individually as an “Extension Term”) of five (5) years each on the same terms and conditions as provided herein.  Notice of the exercise of such option shall be delivered by LESSEE to LESSOR, in writing, not later than ninety (90) days prior to expiration of the Primary Term or the then expiring Extension Term, as applicable.  The Primary Term and the Extension Terms are sometimes referred to herein, collectively, as the “Term”.

4.               CONSTRUCTION OF LESSOR’S WORK.  LESSOR shall complete, at LESSOR’S sole cost and expense, LESSOR’S WORK according to plans and specifications to be prepared by LESSOR, at LESSOR’S expense, and approved by LESSEE, such approval not to be unreasonably withheld, conditioned or delayed (the “Plans”).  The Plans shall be prepared in accordance with the scope of work attached hereto as Exhibit “B”.  LESSOR’S Work shall be completed in accordance with the Plans and the scope of work attached hereto as Exhibit “B” in a good and workmanlike manner and LESSOR shall deliver the Premises to Tenant in substantially the condition required herein on or before the Commencement Date.  LESSOR shall utilize first quality new materials in connection with LESSOR’S Work and complete LESSOR’S Work in compliance with all applicable laws, ordinances, rules and statutes.  The LESSEE from time to time, shall have the right, but not the obligation to inspect the progress of the construction of LESSOR’S Work.  LESSOR’S Work shall be deemed substantially completed when, notwithstanding LESSEE’S possession of the Premises, that (a) LESSOR’S Work has been completed with the exception of Punchlist Items (as defined below) and (b) a Certificate of Occupancy, or its equivalent, has been unconditionally issued for LESSEE’S occupancy of the Premises; provided, however, in the event the portion of LESSOR’S Work consisting of asphalt paving cannot be completed prior to the Commencement Date as the result of adverse weather conditions, for purposes hereof, LESSOR’S Work shall be deemed substantially completed so long as the area to be paved has been graded and graveled for parking, with the asphalt paving to be completed as soon as the weather permits.  As used herein, “Punchlist Items” shall mean minor items which can be completed by LESSOR following the Commencement Date without interference with LESSEE’S business operations or ability to complete necessary improvements necessary for LESSEE’S business operations, such as, without limiting the generality thereof, finish work and painting that would not interfere with LESSOR’S ability to operate its business in the Premises.

LESSOR hereby consents to LESSEE constructing all work necessary for LESSEE’S business operations, including, without limitation, installing racking and fixtures and wiring and cabling for computer and phone systems (collectively, “LESSEE’S WORK”).  LESSEE shall have access to the Premises following the full execution of this Lease and prior to the Commencement Date to complete

LESSEE’S Work and prepare the Premises for the operation of LESSEE’S business. Notwithstanding anything to the contrary, LESSEE’S access to the Premises prior to the date upon which LESSOR completes LESSOR’S Work for the purpose of completing LESSEE’S Work shall not be deemed an acceptance by LESSEE of possession of the Premises, provided LESSEE has not begun business operations.  LESSEE shall be deemed to have begun business operations when LESSEE commences shipping and distributing products from the Premises.

5.               IMPROVEMENT ALLOWANCE.  LESSOR shall pay to LESSEE an “Improvement Allowance” (herein so called) in an amount equal to the amount by which Five Hundred Twenty-Five Thousand and No/100 Dollars ($525,000) exceeds the actual costs incurred by LESSOR in completing LESSOR’S Work; provided, however, for purposes hereof the cost incurred by LESSOR in completing LESSOR’S WORK shall in no event be deemed to exceed the Budget Amount (as defined below) and no individual component of LESSOR’S Work shall be deemed to exceed the Budget Amount therefor.   The Improvement Allowance, less a reserve for the anticipated cost for completing the Punchlist Items, shall be paid by LESSOR to LESSEE within fifteen (15) days following LESSEE’S delivery to LESSOR of the final list of Punchlist Items.  Within fifteen (15) days following completion of the Punchlist Items, LESSOR shall pay to LESSEE the unused portion, if any, of the reserve for Punchlist Items.  As used herein, the “Budget Amount” shall mean the amount set forth on Exhibit “B” as the amount budgeted for the completion of LESSOR’S WORK and the amount budgeted for each individual component of LESSOR’S Work; provided, however, in the event LESSEE requests any changes to the scope of LESSOR’S Work set forth on Exhibit “B”, LESSOR and LESSEE shall mutually agree to a revised budgeted amount (the “New Budget Amount”) based upon the additions or deletions, as applicable, requested by LESSEE to the scope of LESSOR’S Work.  LESSEE shall reimburse LESSOR for the amount of the New Budget Amount which exceeds Five Hundred Twenty-Five Thousand and No/100 Dollars ($525,000).  Following the completion of LESSOR’S WORK, LESSOR shall provide to LESSEE copies of all invoices for LESSOR’S Work evidencing the total cost of LESSOR’S Work.  In addition to the Improvement Allowance, LESSOR acknowledges that LESSEE is negotiating with certain governmental and quasi-governmental authorities for certain incentives (the “Incentives”) for relocating LESSEE’S distribution business to the City of Franklin, Simpson County, Kentucky.  A portion of the Incentives may be paid in the form of a reimbursement for certain of the costs incurred by LESSOR in completing certain portions of LESSOR’S Work.  LESSOR acknowledges and agrees that all such Incentives shall belong to LESSEE and in the event any of the Incentives are paid to LESSOR, such Incentives shall immediately be paid by LESSOR to LESSEE.  The Incentives shall be in addition to the Improvement Allowance payable by LESSOR to LESSEE hereunder and in no event shall the Incentives reduce the amount of the Improvement Allowance payable by LESSOR to LESSEE.  If LESSOR fails to pay the Improvement Allowance or any portion of the Incentives paid to LESSOR as set forth above, then the unpaid portion thereof shall accrue interest at the Default Rate (as defined below) until paid and, in addition to all other remedies available to LESSEE hereunder as the result of a default by LESSOR, at LESSEE’s option, LESSEE may offset the unpaid portion thereof, and all interest accrued thereon, against the rent payable hereunder.  As used herein, the “Default Rate” shall mean the rate of interest equal to the lesser of (i) the maximum rate permitted by law or (ii) fifteen percent (15%) per anum.

6.               LEASE PRICE.  Commencing on the Rent Commencement Date (as defined below) and continuing during the Primary Term of this Lease, the LESSEE shall pay to the LESSOR rent for the use and occupancy of the Premises in accordance with the attached Exhibit “C” (hereafter the “Base Rent). The Base Rent shall be based upon a rate equal to $2.75 per square foot contained in the Building portion of the Premises, subject to increases as set forth herein; provided, however, for purposes hereof the Building portion of the Premises shall be deemed not to exceed 175,000 square feet during the Preliminary Term or 250,000 square feet during the New Term.  As used herein, the Rent Commencement Date shall be the date which is the earlier to occur of (a) the Commencement Date or (b) the date upon which LESSEE accepts possession of the Premises.  The rent shall be paid to LESSOR at the address set forth herein, in advance, on a monthly basis. In addition to the monthly Base Rent payment, commencing on the Rent Commencement Date, the LESSEE shall be responsible for maintaining the Premises, as set forth herein, paying premiums for insurance required to be maintained by LESSEE hereunder, paying real estate taxes assessed against the Premises, as set forth herein, and shall pay all sales and uses taxes levied or assessed against all Rent payments due under this lease (if any) simultaneously with each payment required hereunder.. Commencing with the eleventh (11th) Lease Year, the Base Rent shall increase by an amount equal to the Base Rent for the tenth (10th) Lease Year multiplied by the percentage increase in the CPI (as defined below) over the preceding five year period, with such five year period commencing with the month which is three months prior to the end of the fifth (5th) Lease Year and ending with the month which is three months prior to the end of the tenth (10th) Lease Year; provided, however any such increase shall not exceed ten percent (10%).  Commencing with the sixteenth (16th) Lease Year, the Base Rent shall increase by an amount equal to the Base Rent for the fifteenth (15th) Lease Year multiplied by the percentage increase in the CPI over the preceding five year period, with such five year period commencing with the month which is three months prior to the end of the tenth (10th) Lease Year and ending with the month which is three months prior to the end of the fifteenth (15th) Lease Year; provided, however any such increase shall not exceed ten percent (10%).   In the event LESSEE exercises a right to extend the Term for an Extension Term, the Base Rent for the applicable Extension Term shall be equal to the Base Rent for the last year of the immediately preceding Primary Term or Extension Term, as applicable,  multiplied by the percentage increase in the CPI over the preceding five year period, with such five year period commencing with the month which is sixty-three months prior to commencement of the applicable Extension Term and ending with the month which is three months prior to the commencement of the applicable Extension Term; provided, however, any such increase shall not exceed ten percent (10%) .  As used herein, the “CPI” shall mean the “All Urban Consumer Price Index — United States City average” (1987 = 100) published by the United States Department of Labor (the “Department”).  In the event the Department ceases publishing the CPI, LESSOR and LESSEE shall mutually agree upon a comparable index.

7.               CONDITIONS OF PREMISES.  LESSEE shall have a period of thirty (30) days from the completion of LESSOR’S Work to provide LESSOR with a list of any Punchlist Items.  LESSOR shall be obligated within a reasonable amount of time not to exceed thirty (30) days to cure the Punchlist Items.  If LESSOR fails to prosecute such repairs diligently and continuously until completion, then LESSEE, after providing five (5) days written notice to Lessor of its intent to do so, may prosecute such repairs itself and apply the cost of same against the next rent obligations due hereunder.  This thirty (30) day time period set forth above shall not apply to latent defects.  LESSOR warrants that, upon completion of LESSOR’S Work and the delivery of the Premises to LESSEE, the Premises will meet with all laws, codes, regulations and ordinances in effect at the time the Premises is delivered by LESSOR to LESSEE.  LESSOR represents and warrants that the Building and LESSOR’s Work have been constructed and completed in a first class manner with good workmanship and guarantees the construction thereof and materials used therein against defects for a period of twelve (12) months following the Commencement Date, provided that such time limit shall not apply to latent defects.  After expiration of said twelve (12) month warranty period, LESSOR shall assign to LESSEE any and all warranties and guaranties of third parties held by LESSOR with respect to any items LESSEE is obligated to repair or maintain hereunder, except in the event same are un-assignable, in which event LESSOR shall enforce same for the benefit of LESSEE.

8.               ADDITIONAL PREMISES.  On or before February 1, 2008, LESSOR shall deliver to LESSEE the Additional Premises in the condition LESSOR is obligated to deliver the Premises to LESSEE hereunder, with any demising walls, partitions or fencing separating the Initial Premises from the Additional Premises removed.  All representations and warranties contained herein with respect to the Premises shall be deemed restated and reaffirmed with respect to the Additional Premises as of the New Term Commencement Date.  Notwithstanding anything to the contrary contained herein, in no event shall LESSEE have any obligation to pay rent or any other amounts with respect to the Additional Premises prior to the earlier of: (i) the date LESSEE accepts possession of the Additional

                        Premises; or (ii) the date the Additional Premises is delivered to LESSEE in the condition required herein.

9.               MAINTENCE AND REPAIR OBLIGATIONS.

(a)  Except for the repair and maintenance obligations of LESSOR hereunder, including, without limitation, LESSOR’s obligations set forth below and LESSOR’s obligation in connection with a casualty or condemnation, the LESSEE shall have the absolute responsibility for maintaining the Premises in good condition and repair during the Term, which shall include all necessary repairs and replacements, whether covered by insurance or not.  Notwithstanding the foregoing, LESSEE’S obligation with respect to the Retention Pond (as defined below) shall be limited to normal and routine maintenance of the Retention Pond.

(b)  The LESSEE shall maintain the Premises in a good state of repair and shall upon expiration of the Term return the Premises to the LESSOR in as good a condition as when received, reasonable and ordinary wear and tear and damage due to casualty or condemnation excepted. The LESSEE shall promptly remove debris of all kinds and keep the Premises in a clean and sanitary condition.

(c)  LESSOR covenants and agrees, at its expense without reimbursement or contribution by LESSEE, to keep, maintain and repair or replace, if necessary, the structural systems of the Building, including, without limitation, the roof, roof membrane roof covering, load-bearing walls and floor slabs and masonry walls and foundations and (ii) make any repairs or improvements to the drainage and retention pond constructed on the Property (collectively, the “Retention Pond”) necessary to cause the Retention Pond to  comply with any applicable governmental laws, rules regulations or ordinances or any drainage or retention plans or agreements applicable to the Property.  Notwithstanding the foregoing, subject to the waiver of subrogation provisions contained herein, LESSOR shall not be responsible for any repairs necessary as the result of the negligence of LESSEE hereunder.  If such repairs are not completed within thirty (30) days after LESSOR has received notice from LESSEE of such state of disrepair or if such repairs cannot reasonably be completed within such thirty (30) day period and LESSOR shall fail to commence such repairs within ten (10) days after notice and proceed diligently thereafter then LESSEE may, without waiving any rights or remedies as the result of any  default by LESSOR, prosecute such repairs itself, and apply the cost of such repairs against the next maturing monthly installment or installments of Base Rent due hereunder.  Notwithstanding the foregoing, in the case of an emergency (such as, without limitation, a leaky roof), in the event LESSOR is unable to immediately prosecute necessary repairs, LESSEE shall have the right to immediately prosecute any and all necessary repairs and shall deliver contemporaneous notification to LESSOR of the emergency and related repairs, and offset the cost of such repairs against the next maturing monthly installment or installments of Base Rent due hereunder; provided further that if contemporaneous notice is not practicable, then LESSEE shall provide such notice as soon thereafter as reasonably practicable.  Notwithstanding the obligations of LESSOR provided in this paragraph, LESSEE’s remedy in the event of damage to its personal property shall be limited to LESSEE’s separate insurance coverage.

10.         INSURANCE OBLIGATIONS.  During the Term of this Lease and for any further time that the LESSEE shall hold the Premises following the expiration of the Term, the LESSEE shall obtain at its expense, subject to contribution from LESSOR as set forth below, the following types and amounts of insurance:

                                                                              (a)  The LESSEE shall keep the Premises, including all alterations and additions thereto, insured against loss or damage by fire or other peril, with all standard extended coverage that may be required by any first mortgagee, with a reputable and solvent insurance carrier. The insurance value of the Premises shall be in the amount of EIGHT MILLION DOLLARS

                                                                              ($8,000,000.00) initially, and shall be reviewed and adjusted every three years thereafter by the LESSEE and the LESSOR.  LESSEE shall have unrestricted access to all parts of the Building as well as to any systems (and contracted vendors) that support the operations of the Building during the Term. During the Preliminary Term and any period prior to the date LESSOR delivers the Additional Premises to LESSEE in the condition required herein, (a) LESSOR shall pay to LESSEE thirty percent (30%) of the premiums paid by LESSEE for the insurance set forth above, (b) LESSOR shall be responsible for any increases in the premiums for the Property resulting from the nature of use for the Additional Premises and (c) the security or fire protections systems for the Additional Premises shall not be modified or disconnected without the prior written consent of LESSEE.  Such amount shall be paid by LESSOR to LESSEE within thirty (30) days following LESSEE’S delivery of an invoice therefor.  LESSEE shall have the right to implement and control practices which may affect the safety and security of the Property.

(b)  The LESSEE shall, at its own expense, at all times during the Term of this Lease, maintain in force a policy or policies of insurance, written by one or more responsible insurance carries naming LESSOR as an additional insured, against liability for property loss or injury to or death of persons occurring in or about the Premises. The liability amount under such insurance shall not be less than Two Million and No/100 Dollars ($2,000,000.00) for any single occurrence of bodily injury or property damage.

(c)  The LESSEE shall maintain and keep in force all workers’s compensation insurance required by the laws of the State of Kentucky with respect to the operation of Tenant’s business at the Premises.

(d)  In the event the  Premises shall be damaged or destroyed by fire or other casualty so insured against, except as otherwise set forth herein, the LESSEE shall claim no interest in any insurance settlement arising out of any such loss, except loss of the LESSEE’S personal property of whatever kind, under its own coverage, and LESSEE will execute all documents reasonably required by LESSOR or the insurance company or companies that may be necessary for use in connection with settlement of any such loss and to make the proceeds available to LESSOR for the repair of the Premises..

(e)  Should the LESSEE fail to keep in effect and pay for such insurance as in this section is required to be maintained, the LESSOR may do so, in which event the insurance premiums paid by the LESSOR shall become due payable forthwith at twelve (12%) percent per annum interest and failure of the LESSEE to pay same on demand after written notice shall constitute a breech of this Lease Agreement.

11.         PROPERTY TAXES.  The LESSEE shall pay all real property taxes assessed against the Premises during the term of this Lease; provided, however, during the Preliminary Term and any period prior to the New Term Commencement Date, LESSOR shall pay to LESSEE thirty percent (30%) of the real property taxes assessed on the Premises.  Such amount shall be paid by LESSOR to LESSEE within thirty (30) days following LESSEE’S delivery of an invoice therefor. LESSOR shall furnish to LESSEE copies of all tax invoices and receipts which LESSOR receives on the Premises. LESSEE shall have the right, but not the obligation, to reasonably contest with the appropriate governing agency any such tax and LESSOR shall cooperate and provide assistance in connection with any such contest, including, but not limited to execution of any necessary documents. The expenses of any such contest, or related matter, shall be the sole responsibility of LESSEE. The LESSEE shall pay all assessments against its personal property in, on and about the Premises.  Notwithstanding anything to the contrary contained herein, with regard to special tax assessments, LESSEE shall have the right to elect to pay such special assessments over the longest installment plan allowed by the applicable governmental authority and LESSEE shall be liable only for those installments of special assessments coming due prior to the date this Lease is terminated, as and when such installments come due.

12.         REPRESENTATIONS AND WARRANTIES.  The LESSOR covenants, warrants, and represents that (a) it has good fee simple title to the Property, (b) LESSOR has not received any notice, and does not have any knowledge, of any eminent domain or similar proceeding which would affect the Premises, (c) no restrictive covenant, easement, lease or other written agreement restricts, prohibits or otherwise affects LESSEE’S  rights set forth in this Lease or which would adversely affect LESSEE’S use of the Premise, (d) it has full right and power to execute and perform this Lease, (e) the drainage and retention pond constructed on the Property is and shall be in compliance with any applicable governmental laws, rules regulations or ordinances or any drainage or retention plans or agreements applicable to the Property and (f) the LESSEE, upon paying the rent herein stated and performing the covenants and agreements hereof, shall have the right to peaceable have, hold, and enjoy the Premises during the Term of this Lease. The LESSEE further covenants, warrants, and represents that it has full right and power to execute and perform this Lease Agreement.

13.         CONDITION OF PREMISES.  LESSOR represents and warrants that the construction of the Improvements shall be carried on and completed so as to comply with the specifications set forth in “Exhibit B” attached hereto and that the Improvements shall comply with all general building code and construction requirements.,

14.         USE OF PREMISES.  LESSEE shall have the right to use the Premises for a Distribution center, which shall include, without limiting the generality thereof, the storage and distribution of product and all uses incidental or ancillarty thereto.  During the Preliminary Term and any period prior to the date the Additional Premises is delivered to LESSEE in the condition required herein, LESSOR shall not permit the Additional Premises to be used for (a) any obnoxious or hazardous use or, (b) the storage of any hazardous, explosive or toxic materials.

•                  INSTALLATION OF FIXTURES.  The LESSEE shall make no additions or alterations to the Premises which will detract from the value of the Building or structurally weaken same. The necessary installation of LESSE’S equipment and machinery incident to operating its business shall not be considered as a disallowed addition or alteration of the Building. The LESSEE may from time to time make nonstructural alterations or improvements to the Premises, so long as such work is performed in a good and workman like manner, and so long as LESSEE agrees to return the Premises as required hereunder upon the expiration of the Term, such alterations or improvements shall be deemed not to detract from the value of the Building. All items permanently affixed to the Building by either gluing, cementing, screwing or otherwise fastening same shall remain with the Premises, except equipment, machinery, and electrical fixtures originally installed by LESSEE, which shall remain the property of LESSEE. Any equipment, furnishings or fixtures remaining in the Premises after expiration of the Lease Term shall, unless removed following written notice by LESSOR, be deemed abandoned by the LESSEE and shall become the property of the LESSOR. The LESSEE shall pay and be responsible for the damage resulting from the removal of any fixture by LESSEE from the Premises. All fixtures, machinery and equipment which my be placed in, upon or about the Premises by the LESSEE shall always remain the property of the LESSEE, irrespective of the manner in which the same may be affixed or attached to the Premises, and LESSEE shall have the right to remove same when vacating the Premises or at any time from time to time during the Term of this Lease. The LESSEE shall have the right to expand, renovate, and alter the décor and appearance of the Building and appurtenances throughout the Term of this Lease at their sole expense provided that same do not materially alter or affect the integrity of the original construction, unless otherwise agreed by the LESSOR.

•                  UTILITIES.  All applications and connections for utility service on the Premises shall be in the name of the LESSEE only, and the LESSEE shall be solely liable for utility charges as they become due, including those for sewer, water, gas, electricity and telephone service.  The electricity for the Additional Premises shall be separately metered by LESSOR and paid by LESSOR during the Preliminary Term and any period prior to the New Term Commencement Date; provided, however, to the extent the water and sewer use for the Additional Premises is a minimal amount which would be used by one individual on a daily basis, the water and sewer shall not be separately metered and LESSEE shall be responsible for the entire water and sewer usage at the Property.

•                  COMPLIANCE WITH LAWS.  The LESSEE shall comply with all local, state and federal laws, rules, regulations, and requirements applicable to the conduct of its business on the Premises, in particular those concerning the correction, prevention and abatement of nuisances. The LESSEE shall promptly comply with all new rules, orders, and regulations of the State of Kentucky or its insurer applicable to LESSEE’S business, at its own expense, including the making of any nonstructural alterations for the protection or extinguishment of fire. The LESSEE shall not permit the Premises to be used for any disreputable or illegal purpose.  During the Preliminary Term and any period prior to the New Term Commencement Date, LESSOR shall maintain the Additional Premises in compliance with all applicable governmental laws, rules, regulations and ordinances and shall not permit the Additional Premises to be used for any disreputable or illegal purpose.

•                  DESTRUCTION OF IMPROVEMENTS

•                                                                  (a) Total Destruction:  In the event during the  Term of this Lease, the Premises are fully destroyed or rendered unfit for their accustomed use (hereinafter “destruction”) by fire or other casualty, the duties of both parties shall be as follows:

•                  LESSOR shall commence repair of the Premises within sixty (60) days after such casualty and, within one hundred eighty (180) days after commencement of such repair, restore the Premises to substantially the same condition in which the Premises were immediately prior to the occurrence of the casualty.  From the date of such casualty, until the Premises is so repaired and restored, Rent and all other charges and items payable hereunder shall abate in such proportion as the part of the Premises thus destroyed or rendered untenantable bears to the total Premises.  However, if the Premises is destroyed or rendered untenantable by fire or other casualty to the extent of more than thirty percent (30%) of its replacement cost during the last two (2) years of the Primary Term, or any Extension Term of this Lease, then LESSOR or LESSEE shall have right to terminate this Lease effective as of the date of the casualty, by giving written notice of termination to the other within thirty (30) days of such casualty; provided, however, LESSEE shall have the right to nullify any LESSOR termination by exercising an option to extend this Lease (if available) within fifteen (15) days after LESSEE’S receipt of LESSOR’S termination notice  If said notice of termination is given within this thirty-day period, this Lease shall terminate and rent and all other charges shall abate as aforesaid from the date of such casualty, and LESSOR shall promptly repay to LESSEE any Rent paid in advance which has not been earned as of the date of such casualty.  In the event that the insurance proceeds are inadequate to fully repair the Premises then LESSOR, in its discretion, shall have the right to terminate this Lease; provided, however, LESSEE shall have the right to nullify any such termination by agreeing to repairs which would be covered by the insurance proceeds.

•                                  (b) Partial Destruction:  In the event the Premises are partially destroyed by fire or other casualty or rendered unfit for their accustomed use during the Term, the LESSOR shall forthwith repair same, beginning repairs as promptly as reasonably possible after the date of such damage and completing such repairs within 90 days. A partial destruction shall not void this Lease, though the LESSEE shall be entitled to a proportionate reduction of the rent until the Premises are restored, the proportionate reduction to be in a percentage corresponding to the percentage area of leased space rendered unusable for the accustomed use by the destruction.

•                                  (c) LESSEE Repair.  If LESSOR does not commence the repair and restoration work required pursuant to this Section as set forth herein, or if the Premises are not repaired or restored by LESSOR in accordance with all provisions of this Section, LESSEE shall have the right, at its option, after ten (10) days written notice to LESSOR, to:  (i) repair and restore the Premises as LESSEE may deem necessary to reasonably conduct its business in the Premises, at the sole cost of LESSOR, which costs LESSOR shall pay to LESSEE during the course of such repairs or restoration within thirty (30) days of receipt of a properly documented invoice from LESSEE; or (ii) seek to obtain specific performance of LESSOR’S repair and restoration obligations ; or (iii) terminate this Lease by written notice to LESSOR without waiving LESSEE’S rights to damages for LESSOR’S failure to perform its covenants and obligations hereunder.

•                                  (d) MINOR DAMAGE:  Should the Premises suffer damage to a slight extent such that occupancy and use of the premises for accustomed use are not materially affected, notwithstanding anything to the contrary contained herein, the insurance proceeds therefore shall be paid to LESSEE and LESSEE, at its sole expense shall restore and repair such damage as quickly as possible, but no reduction in rent shall be allowed.

•                                  (e) WAIVER OF SUBROGATION.  LESSOR and LESSEE, and all parties claiming under them, mutually release and discharge each other from all claims and liabilities arising from, or caused by any casualty, hazard or other matter, covered by insurance on the Premises or in connection with property on, or activities conducted on, the Premises, and waive any right of subrogation which might otherwise exist in, or accrue to, any person on account thereof.

•                  LESSOR RIGHT OF ENTRY.  The LESSOR, its agents or representatives, shall have the right to enter the Premises, or any part thereof, at reasonable times, for the purpose of examining the Premises and making any repairs or alterations as may be deemed necessary to preserve the Premises and keep it safe. Except in the case of an emergency, such reentry shall be preceded by reasonable notice to the LESSEE from the LESSOR.

•                  BREACH AND DEFAULT.

•                                (a) Any one of the following shall be deemed an event of default and a breach of this Lease by the LESSEE if it:

•                                                           (1) Files a voluntary petition in bankruptcy or for reorganization under any bankruptcy act;

•                                                           (2) Has an involuntary bankruptcy  proceeding instituted against it which is not dismissed within sixty (60) days following the filing therof;

•                                                  (3) Makes an assignment for the benefit of creditors;

•                                                  (4) Fails to pay any rent within thirty (30) days of the date due;

•                                                  (5) Has appointed a receiver in any court preceding to take charge of and                                               manage the affairs of the LESSEE being conducted upon the Premises, or

•                                                  (6) Fails to perform or comply with any of the covenants or conditions of                                               this Lease and does not cure such breach within 30 days after LESSOR has given LESSEE notice of such breach or if such breach is not capable of cure within such thirty (30) day period, if LESSEE fails to commence curative actions prior to the expiration of such thirty (30) day period and diligently prosecute such curative actions to completion.

•                                (b) Any one of the following shall be deemed an event of default and breach of this Lease by the LESSOR if it:

•                                                                  (i) Fails to perform the duties and obligations called for by this Lease or

•                                                                           (ii) Breaches any covenants, warranties, or representations required of the LESSOR by this Lease.

•                  REMEDIES ON BREACH AND DEFAULT.  In the event of a breach of this Lease by LESSEE by any act set forth in the preceding paragraph, the LESSOR’S rights shall be as follows:

•                                 (a) To cancel and terminate this Lease by giving LESSEE at least  ten (10) days written notice of the cancellation and termination. After such notice, this lease shall terminate in the same manner and with the same force and effect as if the date fixed in the notice of cancellation and termination were the end of the Lease Term, except as to the LESSEE’S, costs, and charges imposed hereunder.

•                                  (b) In the event of a default by Lessee in the making of any payment required under the terms of this Lease, then LESSOR may make such required payment of the LESSEE herein or may otherwise comply with any agreement, term, or condition required hereby to be performed by the LESSEE, and the LESSOR shall have the right to enter the Premises for the purpose of correcting or remedying any such defect and to remain until the defect has been corrected or remedied. No expenditure by the LESSOR for the correction or remedy shall be deemed to waive or release the LESSEE’S default or the LESSOR’S right to take any action as may be otherwise permissible hereunder in the event of default. Expenses incurred by the LESSOR in fulfilling the LESSEE’S obligations shall be treated as additional rent and shall bear interest at the rate of 12 percent per annum from the time incurred until collection.

•                                  (c)  In the event of a material default by the LESSEE which is not cured prior to the expiration of any applicable grace or cure period, LESSOR shall have the right, to reenter the Premises and remove the property and personnel of the LESSEE and store the property in a public warehouse or at a place selected by the LESSOR, at the expense of the LESSEE. After reentry, the LESSOR may re-let the Premises or any part thereof at the rent and on the terms the LESSOR may choose. If the premises are re-let, the duties and liabilities of the parties shall be as follows:

•                                                  (i) In addition to the LESSEE’S liability to the LESSOR for breach of Lease, the LESSEE shall be liable for all reasonable expenses of re-letting, for performing LESSEE’S maintenance and repair obligations hereunder, and for the difference between the rent received by the LESSOR under the new lease agreement and the rental installment due for the same period under this Lease.  Any re-letting of the Premises shall be pursuant to the terms of a bona-fide arms length transaction.

•                                                  (ii) The LESSOR shall apply rent received from re-letting the premises first to reduce the LESSEE’S indebtedness to the LESSOR under this Lease, not including indebtedness for rent, secondly to the expense of re-letting and making alterations and repairs, thirdly to the rent due under this Lease, and lastly to payment of future rent under this Lease as it becomes due.

•                                  (d)  In the event of a default by LESSOR which is not cured prior to the expiration of any applicable grace or cure period set forth herein, LESSEE may, in addition to any other remedy available at law or in equity, at its option, (i) upon written notice, terminate this Lease, or (ii) incur any expense necessary to perform the obligation of LESSOR specified in such notice and deduct such expense from the rent or other charges next becoming due.

•                  ATTORNEY’S FEES AND EXPENSES.  Should the LESSEE breach any of the material terms of this Lease, particularly the terms relating to occupancy and payment of the rent, and should the LESSOR incur attorney’s fees, costs, and other expenses in the connection therewith, then the LESSEE agrees to reimburse the LESSOR for such reasonable fees, costs and expenses. Should the LESSOR breach any of the material terms of this lease, particularly those related to representations, covenants and warranties to LESSEE, and should the LESSEE incur attorney’s fees, costs, and other expenses in connection therewith, then the LESSOR agrees to reimburse the LESSEE for such reasonable fees, costs, and expenses.

•                  INDEMNIFICATION.  The LESSOR shall at all times indemnify and hold the LESSEE harmless against all actions, claims, demands, costs, damages, or expenses of any kind which may be brought or made against the LESSEE or which the LESSEE may pay or incur, by reason of the LESSOR’S negligent performance of, or failure to perform, any of its obligations under this Lease. Nothing contained in this Agreement shall, however, detract from the LESSOR’S rights to protection under the public liability insurance policy or policies obtained and maintained by the LESSEE as hereinabove stated. Likewise, the LESSEE shall at all times indemnify and hold the LESSOR harmless against all actions, claims, demands, costs, damages, or expenses which may be brought or made against the LESSOR, or which the LESSOR may pay or incur, by reason of the LESSEE’S negligent performance of, or failure to perform, any of its obligations under this lease.

•                  CONDEMNATION.  In the event all of the Premises are taken or condemned for any public purpose, this Lease shall terminate as of the date of such taking, and the award for such taking of the Premises shall belong to the LESSOR; provided, however, LESSEE shall have the right to pursue its claim for damages in connection with any eminent domain or condemnation proceeding. In the event that a portion of the Premises is taken or condemned for any public use, this Lease shall terminate as to the part taken and shall continue as to the remainder of the Premises for the balance of the Lease Term, with the rent reduced in the same ratio as the total value of the Premises after condemnation; provided, however, in event there is not enough of the Premises remaining after condemnation for the accustomed use by the LESSEE in its normal enterprise or the remaining Premises is not sufficient for LESSEE’S business purpose or needs, then LESSEE shall have the right to terminate this Lease.

•                  SUBLEASE AND ASSIGNMENT.  LESSEE shall have the right at any time during the Term of this Lease to assign this Lease or to sublet the Premises in whole or in part, without the written consent of the LESSOR unless such sublease is in direct conflict with other provisions of this Lease, and endangers LESSOR’S interest. However in no event shall the LESSEE, by subleasing or assigning its leased interest, be relieved of the primary responsibility for payment of the rent and performance of the terms and conditions imposed upon it hereunder.

•                  LAW GOVERNING.  This Lease shall be deemed to have been entered into in the Sate of Kentucky, and its provisions shall be constructed in accordance with the laws thereof.

•                  MODIFICATIONS.  This Lease may only be changed, amended, or modified by writing signed by all of the parties hereto. The terms embodied herein and any subsequent written modifications shall constitute the entire agreement between the parties.

•                  NOTICES.  Any and all notices, consents, or directives by either party intended for the other shall be either hand-delivered or mailed by certified mail, return receipt requested, to the following addresses(or to the last known address specified in writing by the party to whom such notice is to be given):

•                  If to the LESSOR

•                  Red Rock Partners, LLC

•                  Attention: Kent Kelley

•                  2718 Uhls Road

•                  Franklin, KY 42134

•                  With a copy to:

•                  Greg Betterton, Esq.

•                  981 Ridgewood Avenue, #101

•                  Venice, FL 34285

•                  If to the LESSEE:

•                  CWI, Inc.

•                  650 Three Springs Road

•                  Bowling Green, HY 42104

•                  Attention: President

•                  With a copy to:

•                  CWI, Inc.

•                  650 Three Springs Road

•                  Bowling Green, KY 42104

•                  Attention: General Counsel

•                  Or at such other address and to such other person or persons as the parties may from time to time designate.

•                    SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT.

•                                  (a)           Upon written request of LESSOR, LESSEE will in writing, subordinate its right hereunder to the lien of any mortgage or deed of trust, now or hereafter in force, against the Premises and to all advances made or hereafter to be made upon the security thereof; provided, however, that the mortgagee or trustee, as applicable, named in said mortgage or trust deed shall agree that LESSEE’S peaceable possession of the Demised Premises and its rights under this Lease will not be disturbed or diminished on account thereof.

•                                  (b)           In the event (i) any proceedings are brought for foreclosure, or (ii) of the exercise of the power of sale under any mortgage or deeds of trust, then, upon any such foreclosure or sale, LESSEE agrees to recognize such beneficiary or purchaser as LESSOR under this Lease, provided that LESSEE’S right to possession continues unabated and LESSEE’S rights under this Lease continue undiminished.

                                        (c)           LESSOR agrees to obtain a Subordination, Non-Disturbance and Attornment Agreement from its current lender(s) and/or any lender that records a mortgage, deed of trust or similar security instrument against the Premises prior to the recordation of the memorandum of lease contemplated herein, if any, in form and substance reasonably acceptable to LESSEE (“SNDA”), and deliver same to LESSEE within thirty (30) days from the later of the date hereof or the date of recording such mortgage, deed of trust or similar security instrument.  If said SNDA from LESSOR’S current lender(s), if any, is not so delivered, LESSEE may, at its option, terminate this Lease by written notice to LESSOR

                                        (d)           LESSOR represents and warrants that LESSOR is the current fee simple owner of the Property, subject to no mortgage, deed or trust or similar security instrument.

15.         HAZARDOUS MATERIALS.  LESSOR represents and warrants that to the best of its knowledge any handling, transportation, storage, treatment or usage of hazardous or toxic substances (as defined by any applicable government authority and hereinafter being referred to as “Hazardous Materials”) that has occurred on the Property was in compliance with all applicable federal, state and local laws, regulations and ordinances.  LESSOR further represents and warrants that to the best of its knowledge no leak, spill, discharge, emission or disposal of Hazardous Materials has occurred on the Property and that the soil, groundwater, and soil vapor on or under the Property is free of Hazardous Materials as of the date hereof.  LESSOR agrees to indemnify, defend and hold LESSEE and its officers, partners, directors, shareholders, employees and agents harmless from any claims, judgments, damages, fines, penalties, costs (including attorney, consultant and expert fees), liabilities (including sums paid in settlement of claims) or loss which arise during or after the Term, in connection with (a) a breach of the foregoing representation and warranty and (b) the presence of any Hazardous Materials present at the Property as of the Commencement Date or, with respect to the Additional Premises, the New Term Commencement Date. LESSOR acknowledges and agrees that LESSEE shall have no responsibility or liability with respect to any Hazardous Materials at the Property which are not present as the result of the acts of LESSEE, its officers, employees or agents, or LESSEE’S business operations at the Property.  LESSOR hereby releases LESSEE from any claims, judgments, damages, fines, penalties, costs (including attorney, consultant and expert fees), liabilities (including sums paid in settlement of claims) or loss which arise during or after the Term, in connection with the presence or suspected presence of Hazardous Materials in the soil, groundwater, or soil vapor on or under the Property, except to the extent such Hazardous Materials are present as the result of the acts or inaction of LESSEE, its officers, employees or agents, or LESSEE’S business operations at the Property.LESSEE covenants and agrees that it will not cause or permit the generation, storage, transportation, disposal, release or discharge of any hazardous material, hazardous waste, hazardous substance, solid waste, petroleum product, asbestos or pollutant upon, in, over or under the Premises and that Subtenant, its assignees, invitees, contractors, sublessees, transferees or licensees will not become involved in the operation at the Premises which could lead to the imposition on LESSOR or the Premises of any liability under the Resource Conservation Recovery Act, 42 USC 6901, et seq., etc. (“RCRA”), the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 USC 9601, et seq., etc. (“CERCLA”), or any other federal, state or local ordinance, law or regulation regarding environmental matters or hazardous substances and that LESSEE shall comply with all such federal, state and local environmental rules, laws and regulations with respect to the operation of LESSEE’s business operations at the Premises which exist as of the Commencement Date or as may exist from time to time.  LESSEE does hereby indemnify and hold LESSOR harmless for all loss, cost or expense including, but not limited to, any investigation of site conditions or any clean-up, remediation, removal, restoration work and/or attorneys’ fees and court costs through all trial and appellate levels as the result of LESSEE’s breach of its obligations as set forth herein.  The provisions of this Article 31 shall survive any termination of this Lease.  LESSEE shall bear all costs associated with removal, construction, reconstruction and the like in the event materials described herein are discovered at any time during the term of this Lease with respect to hazardous substances caused to be present as a result of LESSEE’s acts.

16.         ESTOPPEL.  At any time and from time to time either party, upon request of the other party, will execute, acknowledge and deliver an instrument, stating, if the same be true, that this Lease is a true and exact copy of the Lease between the parties hereto, that there are no amendments hereof (or, if not so, stating what amendments there may be), that this Lease is then in full force and effect and that, to the best of its knowledge, there are no offsets, defenses or counterclaims with respect to the payment of rent reserved hereunder or in the performance of the other terms, covenants and conditions hereof on the part of LESSEE or LESSOR, as the case may be, to be performed (or, if not so, setting forth those offsets, defenses or counterclaims existing) and that, as of such date, no default has been declared hereunder by either party or, if a default has been declared, such instrument shall specify same.  Such instrument will be executed by the other party and delivered to the requesting party within fifteen (15) days of receipt.

17.         RECORDING.  At the request of either party, the parties shall join in the execution of a memorandum or so-called “short-form” of this Lease for the purpose of recordation.  Any recording costs associated with the memorandum or short form of this Lease shall be borne by the party requesting recordation.

18.         TITLE REVIEW.  LESSOR shall provide LESSEE with its most recent report on title covering the PROPERTY, together with copies of underlying documents shown as exceptions thereon and a copy of LESSOR’S most recent survey of the Property within ten (10) days following the date hereof.  If any title matter would prohibit or restrict LESSEE’S use of the Premises for the purposes set forth herein or otherwise materially affect LESSEE’S rights under this Lease, then LESSEE may, by written notice to LESSOR, terminate this Lease.

19.         LESSEE FINANCING; LIEN WAIVER.  LESSEE shall have the absolute right from time to time during the Term hereof and without LESSOR’S further consent or approval, written or otherwise, to grant and assign a mortgage or other security interest in LESSEE’S interest in this Lease and all of LESSEE’S property to LESSEE’S lenders in connection with LESSEE’S financing arrangements.  LESSOR agrees to execute such confirmation, certificates and other documents as LESSEE’S lenders may reasonably request in connection with any such financing.  LESSOR hereby waives any contractual, statutory or other lien on LESSEE’S furniture, fixtures, supplies, equipment and inventory.

20.         SETTOFF.  LESSOR has subleased from LESSEE certain property located at 201 Camping World Court, Bowling Green, Kentucky.  In the event LESSOR defaults in the performance of any obligations under such sublease, LESSEE shall have the right to offset any amounts owing by LESSOR under such sublease against the rent and any other obligations of LESSEE under this Lease.

21.         BROKER.  LESSOR and LESSEE represent and warrant one to the other that they have not had any dealings with any real estate brokers or agents in connection with the negotiation of this Lease, except for Alex Nottmeier with Neal Turner Realty (hereinafter, “Broker”).  LESSOR covenants and agrees to pay Broker’s commission in accordance with a separate agreement by and between LESSOR and Broker, and further agrees to indemnify LESSEE for all claims and demands made by Broker.  In addition, LESSOR and LESSEE agree to indemnify and hold each other harmless from and against any and all liability and cost which LESSOR or LESSEE, as applicable, may suffer in connection with any other real estate brokers claiming by, through, or under LESSOR or LESSEE, as applicable, seeking any commission, fee or payment in connection with this Lease.

22.         TIME OF THE ESSENCE.  Time shall be of the essence in interpreting the provisions of this Lease.

23.         FORCE MAJEURE.  If either party hereto shall be delayed, hindered in or prevented from, the performance hereunder of its obligations by reason of strikes, lockouts, labor troubles, failure of power, riots, insurrection, war, acts of God, or other reason of like nature, not the fault of such party (hereinafter, “Permitted Delay” or “Permitted Delays”), such party shall be excused for the period of time equivalent to the delay caused by such Permitted Delay.

24.         OPTION TO PURCHASE.  DISCUSS

•                  MISCELLANEOUS.

•                  (a) Whenever the words “LESSOR” and “LESSEE” are used herein, they shall be construed to include their successors, assigns, and legal representatives

•                                  (b) Whenever used herein, the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall be applicable to all genders as the context may require.

•                                  (c) Each party shall pay its own fees and costs incurred in the negotiation of this Lease

•                                  (d) This Lease may be executed in duplicate originals and multiple counterparts, with each duplicate to have the full force and effect of an original document and all counterparts shall constitute one and the same instrument.

•                                  (e) In the event of the sale of the Premises by the LESSOR, all rights and obligations of LESSOR shall transfer to the purchaser and the purchaser shall be deemed to have assumed all such obligations.

•                                  (f) The LESSEE is totally responsible for special assessments levied against the    Premises by local, state, and federal agencies which are to be paid during the Term of the Lease; provided, however, (i) LESSEE may elect to pay such assessments in the maximum permissible number of installments and only those installments payable during the Term shall be the obligation of LESSEE and (ii) LESSOR shall be responsible for thirty percent (30%) of any such assessments prior to the New Term Commencement Date.

•                                  (g) Should any clause or section of this Lease be found void or invalid, the remaining portions shall remain in full force and effect.

In Witness Whereof, the parties have caused their names to be affixed hereto on the day and year first above written.

LESSOR: Red Rock Partners, LLC
By:	/s/ Kent Kelley
Kent Kelley

LESSEE: CWI, INC.:
By:	/s/ Brent Moody
Brent Moody
Senior Vice President